                                                                    Exhibit 23.2

       Consent of Independent Certified Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112010, 333-105781, 333-105516, 333-38932,
333-77823, 333-47003, 333-30647, 033-55327, Form S-4 No. 333-79321, and Form S-3
No. 333-46067) of MasTec, Inc. of our report dated February 18, 2002 except for information related to the year ended December 31, 2001 presented in Note 2, for which the date is July 23, 2004, relating to the financial statements for the year ended December 31, 2001, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Miami, Florida
July 27, 2004